UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 12, 2007
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of Principal Executive Offices)	85012 (Zip Code)
Registrant’s Telephone Number, Including Area Code:6 (02) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
CSK Auto, Inc. (“Auto”), a wholly owned subsidiary of CSK Auto Corporation (the “Company”), is seeking an amendment to its Term Credit Agreement, dated as of June 30, 2006, among Auto and the Lenders and Agents parties thereto (as previously amended, the “Term Loan Facility”), in order to minimize the possibility that Auto will be unable to comply with the Term Loan Facility’s fixed charge coverage and leverage ratio covenants for the fourth quarter of its fiscal year ending February 3, 2008 (“fiscal 2007”) and each of the quarters of its fiscal year ending February 1, 2009 (“fiscal 2008”).
The proposed amendment would change the fixed charge coverage and leverage ratios as follows:

Fixed Charge Coverage Ratio:
	Current	Amended
Fourth quarter of fiscal 2007	1.40	1.25
First quarter of fiscal 2008	1.40	1.20
Second quarter of fiscal 2008	1.40	1.15
Third quarter of fiscal 2008	1.40	1.20
Fourth quarter of fiscal 2008	1.40	1.20

Leverage Ratio:
	Current	Amended
Fourth quarter of fiscal 2007	4.00	5.30
First quarter of fiscal 2008	3.85	5.80
Second quarter of fiscal 2008	3.75	6.00
Third quarter of fiscal 2008	3.50	5.75
Fourth quarter of fiscal 2008	3.25	4.50
Furthermore, the interest rate under the Term Loan Facility is proposed to be revised to Libor plus 450 basis points or Libor plus 500 basis points depending on the Company’s then current corporate debt rating.
As previously disclosed, the Company’s net sales for the second quarter of fiscal 2007 decreased compared to the second quarter of its fiscal year ended February 4, 2007 (“fiscal 2006”) and same store sales for the first and second quarters of fiscal 2007 decreased compared to the respective fiscal 2006 periods. Although Auto was in compliance with the fixed charge coverage and leverage ratio covenants in the Term Loan Facility at the end of the third quarter of fiscal 2007, based on recent operating results and sales trends, the Company anticipates that Auto will not be in compliance with such covenants commencing at the end of the fourth quarter of fiscal 2007. Although the Company expects that Auto will be able to obtain an amendment to the Term Loan Facility with the afore-described terms, no assurance can be given that the Company will be successful in doing so or at what price such amendment can be obtained.
The Company expects to file its Quarterly Report on Form 10-Q for its quarter ended November 4, 2007 on or before December 19, 2007.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
By:	/s/ Randi Val Morrison
Randi Val Morrison Senior Vice President, General Counsel and Secretary

DATED: December 12, 2007

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